Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Mid Penn Bancorp, Inc. of our report dated June 24, 2024, relating to our audits of the financial statements and supplemental schedule, which appear in the Annual Report on Form 11-K of the William Penn Bank 401(k) Retirement Savings Plan for the year ended December 31, 2023.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania
June 20, 2025